As filed with the Securities and Exchange Commission on February 25, 2011

Registration No.  333-167001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

AMENDMENT #2
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

Success Exploration & Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1000	98-0232244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 21 SOURIQOUIS STREET
CHATHAM ONTARIO CANADA N7M 2T1
(519) 380-9992
 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Alexander Long
Chief Executive Officer
21 SOURIQOUIS STREET
CHATHAM, ONTARIO N7M2T1 CANADA
(519) 380-9992
 (Name including zip code and telephone number, including area code, of agent for service)

With copies to:
Law Offices of John E. Dolkart, Jr.
1750 Kettner Blvd. Suite 416 San Diego, CA 92101
Telephone: (702) 275-2181 Fax: (619) 684-3512

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] ____________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock 9,626,000 shares(1)	$2,000,000	$0.25	(2)	$2,000,000	$142.60

(1)
1,626,000 shares out of 9,626,000 shares eligible for sale are being sold by selling shareholders.  These shares (as adjusted by a forward split) were sold to these shareholders in the Registrant's May 2007 private placement.  The Registrant is offering for sale the remaining 8,000,000.

(2)
Represents the initial fixed price per share for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act"). This is a bona fide estimate of the maximum offering price based, in part, on the last private sale of the Registrant's securities and calculations determined by management.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 25, 2011
9,626,000 Shares
SUCCESS EXPLORATION & RESOURCES, INC.
Common Stock

This prospectus relates to the public offering ("Offering") of: (1) 1,626,000 shares of our common stock (as adjusted subsequent to a forward split of 6 for 1) originally sold to certain selling shareholders at a forward-split adjusted price of $0.025 in a May 2007 private equity offering conducted in Canada believed to be exempt from registration pursuant to Regulation “S”; and (2) 8,000,000 shares to be offered by the Company for an aggregate of 9,626,000 shares of Common Stock (the "Shares"). The Shares will be offered from time to time for the account of the stockholders identified in the "Selling Stockholders" section of this prospectus as well as for the Company. We intend to seek a listing of our Common Stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority.  Our shares may be sold at a fixed price of $0.25 per share, on a best-efforts basis, by our officers and directors.  Selling shareholders will likewise offer their shares for sale at a fixed price of $0.25 per share.   The Company will not receive any of the proceeds from the sale(s) of any selling shareholders’ shares. This offering shall commence once registration with the Securities and Exchange Commission is deemed effective and shall continue for a duration of one (1) year from the date of effectiveness unless terminated earlier by us.   This is offering is bifurcated as follows:  (1)  the Company shall offer for sale 9,626,000 shares of common stock for which any proceeds resulting from sales shall be payable to the Company (the “Primary Offering”).  The Primary Offering shall commence once registration is deemed effective and shall continue for a period of three (3) months  or until such time as a post-effective amendment is filed terminating the Primary Offering; and (2)  Selling Shareholders shall thereafter commence offering their shares for sale from the date of termination  of the Primary Offering up until one (1) year from the date of effectiveness of the registration statement unless terminated earlier by us.

Offering Proceeds	$2,000,000	100.0%	$1,000,000	50.0%
Total Proceeds	2,000,000	100.0%	1,000,000	50.0%
Maximum Commissions(1)	200,000	10.0%	100,000	10.0%
Offering Expenses	30,000	1.50%	30,000	3%
Total Offering Expenses	230,000	11.50%	130,000	13.00	%(1)
Net Proceeds from Offering	$1,770,000	88.5%	$870,000	87.0	%(2)

(1) We do not believe we will use broker/dealers or underwriters to facilitate our efforts in offering and selling our shares but to the extent that (1) the rules and regulations might allow us to use a broker dealer; (2) a broker/dealer is willing and able to participate in this offering on a best-efforts basis; and (3) we are unable to raise sufficient funds on our own we have elected to cap any commissions that might be available to broker/dealers at ten (10%) percent.  In any event, our officers and directors will not be receiving any commissions or remuneration in conjunction with the offer or sale of these securities.  Our officers and directors are acting in reliance of the safe harbor provided for by Rule 3a4-1 of the Exchange Act.

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.  The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.   Our agent for service of process in Nevada is Empire Stock Transfer, Inc. Their address for service is: 1859 Whitney Mesa Drive Henderson, NV 89014.

The date of this Prospectus is February 25, 2011

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.   The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Except where the context requires otherwise, in this prospectus, the words “Company,” “we,” “us” and “our” refer to Success Exploration & Resources, Inc., a Nevada corporation.

SUMMARY

This summary highlights selected information from this prospectus. It does not contain all of the information that is important to you. We encourage you to carefully read this entire prospectus and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this registration statement.

Our Company

Exploration Stage Company. We are an exploration stage company engaged in the acquisition and exploration of mineral properties and mining tailing reprocessing projects. Our business is presently focused on our one mineral project in which we hold interests, the Red Rupert Mining Claim. This claim, initially acquired by our President and CEO, Alexander Long on February 23, 2010, was assigned to us on April 28, 2010.

The Red Rupert Mining Claim involves exploration for precious metals on mining claims near British Columbia. Our Red Rupert Claims are comprised of non-patented hard rock load mining claims located on federal land administered by the British Columbia Government of Canada. Drilling and mining activities on the Red Rupert Mining Claims must be carried out in accordance with a Plan of Operations.

Corporate Information

Our principal executive offices are located at: 21 Sourquois Street, Chatham, Ontario Canada N7M2T1 , Our telephone number is (519) 380-9992.  Our Internet address is  www.successexploration.com.  Through a link on the “Recent Filings” section of our website, we shall make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”): our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All such filings are available free of charge. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

Shares Offered Hereby

This prospectus relates to the public offering ("Offering") of: (1) 1,626,000 shares of our common stock (as adjusted subsequent to a forward split of 6 for 1) originally sold to the selling shareholders at a forward-split adjusted price of $0.025 in a May 2007 private equity offering conducted in Canada believed to be exempt from registration pursuant to Regulation “S”; and (2) 8,000,000 shares to be offered by the Company for an aggregate of 9,626,000 shares of Common Stock (the "Shares").  This is the initial Registration Statement of the Company and is for the purpose of allowing non-affiliated selling stockholders who purchased shares in the Private Placement to resell their Shares at their own discretion and there are no past transactions of this kind. No founders' shares are being registered for resale.  The selling stockholders are people known or related to the Company and its Management or people doing business with the Company. The principal reason that shares were sold to friends, business associates and relatives of the Company's founders is that those were the persons that such founders felt would be willing to make a nominal investment for their shares. The Company shall receive no consideration, directly or indirectly, in connection with the future sale of the Shares registered under this Registration Statement by selling stockholders. If we sell all of the 8.000,000 shares to be registered hereby, or more specifically all 8,000,000 shares being offered by the Company, at a selling price of $0.25 per share, then we expect to receive proceeds in the amount of $2,000,000.  In order for the Company to receive proceeds, a current prospectus must be in effect.  The costs of registering the Shares and other costs relating to the Offering are approximately $240,000 assuming a maximum amount of commissions of $200,000 is paid by the Company.

Summary Financial Information

The following summary financial information is derived from the more detailed audited financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

Balance Sheet Data
(As at November 30, 2010, May 31, 2010 and 2009)

	November 30,	May 31,	May 31,
	2010	2010	2009
ASSETS	(Unaudited)	(Audited)	(Audited)

Current assets:
Cash	$26,662	$26,705	$40,938
Prepaid expenses	-	-	100
Total current assets	26,662	26,705	41,038

Total assets	$26,662	$26,705	$41,038

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$464	$5,819	$1,242
Notes payable - related party	21,489	10,093	1,010
Total current liabilities	21,953	15,912	2,252

Total liabilities	21,953	15,912	2,252

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 4,377,000 shares issued and outstanding	4,377	4,377	4,377
Additional paid-in capital	42,258	42,258	42,258
Deficit accumulated during development stage	(41,926)	(35,842)	(7,849)
Total stockholders' equity	4,709	10,793	38,786

Total liabilities and stockholders' equity	$26,662	$26,705	$41,038

Operations Data
(Three and Six Month periods ending November 30, 2009 and 2010)
(Unaudited)

	For the Three Months Ended November 30,		For the Six Months Ended November 30,		Inception (November 29, 2005) to November 30,
	2010	2009	2010	2009	2010

Revenue	$-	$-	$-	$-	$-

Operating expenses:
Professional fees	2,375	-	3,595	-	34,347
General and administrative	1,768	825	2,552	1,450	8,870
Total operating expenses	4,143	825	6,147	1,450	43,217

Other income:
Interest income	26	98	63	191	1,291
Total other income	26	98	63	191	1,291

Net loss	$(4,117)	$(727)	$(6,084)	$(1,259)	$(41,926)

Weighted average number of common	4,377,000	4,377,000	4,377,000	4,377,000
shares outstanding - basic

Net loss per share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)

OPERATIONS DATA (Audited)

	For the Years Ended May 31,		Inception (November 29, 2005) to May 31,
	2010	2009	2010
Revenue	$-	$-	$-
Operating expenses:
Professional fees	24,376	-	30,751
General and administrative	3,907	1,389	6,319
Total operating expenses	28,283	1,389	37,070
Other income:
Interest income	290	719	1,228
Total other income	290	719	1,228
Net loss	$(27,993)	$(670)	$(35,842)
Weighted average number of common shares outstanding - basic	4,377,000	4,377,000

Net loss per share - basic	$(0.01)	$(0.00)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with an initial public offering.

This prospectus may contain forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

RISK FACTORS

An investment in our common stock is very risky. Our financial condition is unsound. You should not invest in our common stock unless you can afford to lose your entire investment. You should carefully consider the risk factors described below, together with all other information in this prospectus, before making an investment decision. If an active market is ever established for our common stock, the trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment (whether or not a trading market for these securities is ever established) . You also should refer to the other information set forth in this prospectus, including our financial statements and the related notes.

Risks Relating to Our Business

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activities if we do not obtain additional financing, and our business will fail.

The report of our auditor accompanying our financial statements filed herewith includes a statement that the factors discussed below raise substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern will be dependent on our raising of additional capital and the success of our business plan.

We were incorporated on November 29, 2005.  We have had little if any significant operating history and we are considered an exploration stage company.  As a consequence there is limited practical historical data upon which we may make an evaluation of the future success or failure of our business plan.

We have a history of operating losses and have an accumulated deficit. We have not commenced our proposed mineral exploration or mining operations. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. Our ability to achieve and maintain profitability and positive cash flow will be dependent upon, among other things:

*      our ability to locate a profitable mineral property;
*      positive results from our feasibility studies on the Projects from the exploration of the Red Rupert Mining Claim;
*      our ability to generate revenues.

We may not generate sufficient revenues from our proposed business plan in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our plans to commence exploration of the Red Rupert Mining Claim. In addition, our losses may increase in the future if we expand our business plan. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock will decline and there would be a material adverse effect on our financial condition.

Our exploration and evaluation plan calls for exploration, testing and potential construction expenses in connection with the Red Rupert Mining Claim.  At present this is are only claim or stake.  Over the next twelve months, our management anticipates that the minimum cash requirements for funding our proposed exploration, testing and construction program and our continued operations will be approximately $80,000. On November 30, 2010, we had working capital in the amount of approximately $4,709 .

This amount is less than the total expenditures that we have budgeted for the next 12 months by at least approximately $75,291 .  We estimate that our current financial resources are sufficient to allow us to meet the anticipated costs of this offering. However, if we are unable to raise at least $80,000-$100,000 , we may not be able to execute on our business plan as presently contemplated.  If we are unsuccessful, we may be obliged to secure alternative sources of financing.

Obtaining additional financing is subject to a number of factors, including the market prices for the mineral property and base and precious metals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund our business plan could be significantly limited and we may be required to suspend our business operations. We cannot assure you that additional financing will be available on terms favorable to us, or at all. The failure to obtain such a financing would have a material, adverse effect on our business, results of operations and financial condition.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of current stockholders will be reduced and these securities may have rights and preferences superior to that of current stockholders.  If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

Actual capital costs, operating costs and economic returns may differ significantly from our estimates.

We are an exploration stage company and have only recently secured the Red Rupert Mining Claim.  We do not have any historical mineral operations upon which to base our estimates of costs. Decisions about the exploration, testing and construction of our mineral properties will ultimately be based upon feasibility studies.  Feasibility studies derive cost estimates based primarily upon:

·      anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;
·      anticipated recovery rates of gold and other metals from the ore;
·      cash operating costs of comparable facilities and equipment; and
·      anticipated weather/climate conditions.

To date, we have not conducted an internal pre-feasibility study of the Red Rupert Mining Claim.

We will need to complete feasibility studies that address the economic viability of the Claim.  Capital and operating costs and economic returns, and other estimates contained in our feasibility studies may differ significantly from our current estimates.  There is no assurance that our actual capital and operating costs will not exceed our current estimates.  In addition, delays to exploration or construction schedules may negatively impact the net present value and internal rates of return for our mineral properties.  There are no assurances that actual recoveries of base and precious metals or other minerals processed from our mineral projects including the Red Rupert Mining Claim will be economically feasible or that actual costs will match any pre-feasibility estimates. Feasibility estimates typically underestimate future capital needs and operating costs. Our projected operating and capital cost estimates are in preliminary stages and may be subject to significant, upward adjustment based on future events, including the results of any final feasibility study which we may develop.

If the results from any feasibility studies and the results from the operation of the Red Rupert Mining Claim are not sufficiently positive for us to proceed we will have to scale back or abandon our proposed operations with respect to this claim.

We intend to explore, test and commence production Red Rupert Mining Claim, eventually resulting in both full scale production and processing.  However, if the results of our feasibility studies on the claim are not positive, we will have to scale back or abandon our proposed operations of the Red Rupert Mining Claim.  There is no assurance that actual recoveries of base and precious metals or other minerals re-processed from the slag pile will be economically feasible.  If metal recoveries are less than projected, then our metal sales will be less than anticipated and may not equal or exceed the cost of mining and recovery.  In such event, we will have difficulty in raising additional capital to maintain operations and that would result in a material adverse effect on our operating results, financial condition and our ability to remain in business.

If we are unable to achieve projected mineral recoveries from our proposed exploration and mining activities at the Red Rupert Mining Claim then our financial condition will be adversely affected.

As we have not established any reserves on the Red Rupert Mining Claim to date, there is no assurance that actual recoveries of minerals from material mined during exploration mining activities will equal or exceed our exploration costs on our mineral properties.  Even if the feasibility study results in a positive outcome, there is no assurance that if we move to production scale from pilot plant scale that our actual results will match feasibility estimates.  If mineral recoveries are less than projected, then our sales of minerals will be less than anticipated and may not equal or exceed the cost of exploration and recovery, in which case our operating results and financial condition will be materially, adversely affected.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no known mineral reserves.  Mineral exploration is highly speculative.  It involves many risks and is often non-productive.  Even if we are able to find mineral reserves on our property our production capability is subject to further risks including:

·      costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;
·      availability and costs of financing;
·      ongoing costs of production; and
·      environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the  Red Rupert Mining Claim, the success of our drilling and sampling activities on the claim and such other factors as government regulations, including regulations relating to allowable production, exporting of minerals, and environmental protection.  If we do not find a mineral reserve or if we cannot explore the mineral reserve because we do not have the money to do so or because it will not be economically feasible to do so, we will have to cease operations.

Our rights under the Red Rupert Mining Claim  or any future claims we might acquire, may be difficult to retain and may not apply to all metals and minerals located on the property.

Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively the ownership of such claims.  These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record.  Since a substantial portion of all mineral exploration, development and mining in the Canada now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry.

The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable metals, such as precious and base metals, which are in lode form.  We also are allowed to use the surface of the land solely for purposes related to mining and processing the metal-bearing ores.  However, legal ownership of the land remains with the land owner.  Lode mining claims include classic veins or lodes having well defined boundaries and with respect to which we would have legal rights to within the property that is the subject of the Red Rupert Mining Claim.

Our industry is highly competitive, mineral lands are scarce and we may not be able to obtain quality properties.

In addition to us, many companies and individuals engage in the mining business, including large, established mining companies with substantial capabilities and long earnings records.  There is a limited supply of desirable mineral lands available for claim staking, lease, or acquisition in Canada or the United States and other areas where we may conduct exploration activities.  We may be at a competitive disadvantage in acquiring mining properties since we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs.  Mineral properties in specific areas which may be of interest or of strategic importance to us may be unavailable for exploration or acquisition due to their high cost or they may be controlled by other companies who may not want to sell or option their interests at reasonable prices.  In addition, the Red Rupert Mining Claim is a finite, depleting asset.  Therefore, the life of the claim if viable will be finite, if it is ever developed to the point of economic feasibility.  Our long-term viability depends upon finding and acquiring new resources from different sites or properties.  There can be no assurances that the Red Rupert Mining Claim will become economically viable and if so, that we will achieve or obtain additional successful economic opportunities.

We are subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration.  We will be subject to the laws of the Canadian Province of British Columbia and applicable national laws in Canada, (and to the extent that we may acquire claims in the United States, similar state and federal laws) as we carry out our business plan with respect to the Red Rupert Mining Claim or other claims.  We are required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws.  Further, to the extent that we might acquire claims in the United States, the U.S. Congress is actively considering amendment of the federal mining laws.  Among the amendments being considered are (1) the imposition of significant royalties payable to the United States; and (2) more stringent environmental and reclamation standards, either of which would increase the cost of operations of mining projects within the United States.  While our present and planned claims are likely to be within Canada and we endeavor to budget for regulatory compliance, there is a risk that new regulations, whether in Canada or the U.S., could increase our costs of doing business and prevent us from carrying out our exploration program.

With respect to the Red Rupert Mining Claim in British Columbia, the main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act R.S.B.C. 1996 Chapter 292, as amended, and administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, RSBC 1996 Chapter 293, as amended, as well as the Health, Safety and Reclamation Code, 2003, as amended.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on the property underlying our mineral claim interest must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

British Columbia law requires that a holder of title to the claims must spend at least U.S. $0.40 per hectare per year in order to keep the property in good standing. Thus, the annual cost of compliance with the Mineral Tenure Act with respect of the claims is presently approximately CDN $125 per year.  The Red Rupert Mining Claim is in good standing with the Province of British Columbia until February 23, 2011 (Tenure Number: 706975).   Exploration work with a minimum value of CDN $125 for the property is required before February 23, 2011. If we do not complete this minimum amount of exploration work by this time, we will (on behalf of the claim owner) be required to pay a fee in lieu of exploration work in the amount of CDN$125 to the Province of British Columbia.  If we fail to meet these requirements on a timely basis,  our mineral  claim  will  lapse.  Accordingly,  you  could  lose all or part of your investment in our common stock.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on the property underlying our mineral claim interest are not expected to involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

*           water discharge will have to meet drinking water standards;
*           dust generation will have to be minimal or otherwise re-mediated;
*           dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
*           an assessment of all material to be left on the surface will need to be environmentally benign;
*           ground water will have to be monitored for any potential contaminants;
*           the socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
*           there will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.  We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.

We must comply with complex environmental regulations which are increasing and costly.

Our exploration operations are regulated by various environmental laws that relate to the protection of air and water quality, hazardous waste management and mine reclamation.  These regulations will impose operating costs on us.  If the regulatory environment for our operations changes in a manner that increases the costs of compliance and reclamation, then our operating expenses may increase.  This would result in an adverse effect on our financial condition and operating results.

Compliance with environmental quality requirements and reclamation laws imposed by authorities may:

*           require significant capital outlays;
*           materially affect the economics of a given property;
*           cause material changes or delays in our intended activities; and
*           expose us to lawsuits.

These authorities may require us to prepare and present data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment.  The requirements imposed by any such authorities may be costly, time consuming, and may delay operations.  Future legislation and regulations designed to protect the environment, as well as future interpretations of existing laws and regulations, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations.  We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations.

Affiliates of our management and our principal stockholders have conflicts of interest which may differ from those of the company and other shareholders.

We may have ongoing business relationships with affiliates of our management and principal stockholders.  These persons are subject to a fiduciary duty to exercise good faith and integrity in handling our affairs.  However, the existence of these continuing obligations may create a conflict of interest between us and our board members and executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner.  Although our management intends to avoid situations involving conflicts of interest and is subject to a Code of Ethics, there may be situations in which our interests may conflict with the interests of those of our management or their affiliates.  These could include:

*           competing for the time and attention of management;
*           potential interests of management in competing investment ventures; and
*           the lack of independent representation of the interests of the other stockholders in connection with potential disputes or negotiations over ongoing business relationships.

We may suffer adverse consequences as a result of our reliance on outside contractors to conduct our operations.

A significant portion of our planned operations will be conducted by outside contractors.  As a result, our operations will be subject to a number of risks, some of which are outside our control, including:

*      negotiating agreements with contractors on acceptable terms;
*      the inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;
*      reduced control over those aspects of operations which are the responsibility of the contractor;
*      failure of a contractor to perform under its agreement with us;
*      interruption of operations in the event that a contractor ceases its business due to insolvency or other unforeseen events;

*      failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and
*      problems of a contractor with managing its workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors.  The occurrence of one or more of these risks could have a material adverse effect on our business, results of operations and financial condition.

Because our management does not have formal technical training related to mineral exploration, there may be a higher risk that our business will fail.

Our executive officers and directors do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company.  With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry.  Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Mineral, and base and precious metal prices are volatile and declines may have an adverse effect on our share price and business plan.

The market price of minerals is extremely volatile and beyond our control.  Basic supply/demand fundamentals generally influence gold prices.  The market dynamics of supply/demand can be heavily influenced by economic policy.  Fluctuating metal prices will have a significant impact on our results of operations and operating cash flow.  Furthermore, if the price of a mineral should drop dramatically, the value of our properties which are being explored or developed for that mineral could also drop dramatically and we might not be able to recover our investment in those properties.  The decision and investment necessary to put a mine into production must be made long before the first revenues from production will be received.  Price fluctuations between the time that we make such a decision and the commencement of production can completely change the economics of the mine.  Although it is possible for us to protect against some price fluctuations by entering into derivative contracts (hedging) in certain circumstances, the volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can eliminate.

If the price of base and precious metals declines, our financial condition and ability to obtain future financings will be impaired.

The price of base and precious metals is affected by numerous factors, all of which are beyond our control. Factors that tend to cause the price of base and precious metals to decrease include the following:

*      sales or leasing of base and precious metals by governments and central banks;
*      a low rate of inflation and a strong U.S. dollar;
*      speculative trading;
*      decreased demand for base and precious metals in industrial, jewelry and investment uses;
*      high supply of base and precious metals from production, disinvestment, scrap and hedging;
*      sales by base and precious metals producers, foreign transactions and other hedging transactions; and
*      devaluing local currencies (relative to base and precious metals prices in U.S. dollars) leading to lower production costs and higher production in certain major base and precious metals producing regions.

Our business is dependent on the price of base and precious metals.  We have not undertaken hedging transactions in order to protect us from a decline in the price of base and precious metals.  A decline in the price of base and precious metals may also decrease our ability to obtain future financings to fund our planned exploration programs.

We have identified material weaknesses in our internal control over financial reporting and concluded that such controls may not be sufficiently effective.  If we fail to maintain effective internal control over financial reporting, we may not be able to accurately report our financial results.  We can provide no assurance that we will at all times in the future be able to report that our internal control is effective.

As a registrant under the Exchange Act and a public company, and under Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include a management report of our internal controls over financial reporting in our annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting.  We are required to report, among other things, control deficiencies that constitute material weaknesses or changes in internal control that, or that are reasonably likely to, materially affect internal control over financial reporting.  A “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or report a material weakness, we might be subject to regulatory sanction and investors may lose confidence in our financial statements, which may be inaccurate if we fail to remedy such material weakness.

Our independent registered public accounting firm is required to attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting.  Our management may conclude that our internal controls over our financial reporting are not effective.  Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us.  Our reporting obligations as a public company will place a significant strain on our management, operational, and financial resources and systems for the foreseeable future.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Our system of internal control over financial reporting may be impaired as a consequence of our lack of financial resources and suitably experienced personnel.  Management had identified internal control deficiencies which, in management’s judgment, represent material weakness in internal control over financial reporting.  The control deficiencies generally related to controls over the accounting for complex transactions to ensure such transactions are recorded as necessary to permit preparation of financial statements and disclosure in accordance with generally accepted accounting principles.  Such complex transactions included capital asset acquisitions and accounting for income taxes.  At this time, management has endeavored to address any potential deficiencies in internal controls which, in management’s judgment, may result in a material weakness in internal control over financial reporting.  We can provide no assurance that we will at all times in the future be able to report that our internal control over financial reporting is effective.  If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Reliance upon key personnel and necessity of additional personnel

The Company is largely dependent upon the personal efforts and abilities of existing management and staff.  The success of the Company will also be largely dependent upon the ability of the Company to continue to attract quality management and employees to help operate the Company as its operations may grow. The loss of any key personnel, as well as the inability to attract experienced individuals as required in the future, could have a material adverse effect on our future results of operations.

Our stock is a penny stock. Trading of our stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.  There is no public trading market for our securities, and the prospective market for our securities is likely to be limited and be sporadic and highly volatile.

There is currently no public market for our common stock.  If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Our management owns a significant amount of our outstanding common stock

The officers, directors, and control persons of the Company, as a group, own much of our outstanding common stock and can exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership significantly limits the power to exercise control by the minority shareholders who purchase Shares in this Offering.

Management has broad discretion with respect to the application of the net proceeds from the Offering

Although a portion of the net proceeds of this Offering are for specific uses, the balance will be available for working capital and general corporate purposes. See “Use of Proceeds” on page 21. Therefore, the application of the net proceeds of this Offering is substantially within the discretion of management. Investors will be relying on the Company's management and their business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering will result in the Company achieving its financial and strategic objectives.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of $0.25 per share of common stock was arbitrarily determined by the Company and is unrelated to any specific investment criteria, such as the assets or past results of the Company’s operations.  In determining the Offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, and the Company's anticipated results of operations and the likelihood of acceptance of this Offering. Prior to purchasing shares, prospective investors are urged to review all financial and other information contained in this Offering with qualified persons to determine whether the investment is suitable.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not specifically based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The Company does not plan to pay dividends in the foreseeable future, thus investors will need to sell the Shares purchased in the Offering to realize a return on their investment.

The Company intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

The shares being offered directly by us are offered without any requirement for a minimum amount of shares to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to effectuate our business with the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

Investors will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $0.25 per share if you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution of approximately 35.21% . See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common stock without stockholder approval.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.  If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder.  In addition, such stock issuances might result in a reduction of the per share book value of our common stock.

Our anti-takeover provisions or provisions of Nevada law, in our articles of incorporation and bylaws and the common share purchase rights that accompany shares of our common stock could prevent or delay a change in control of us, even if a change of control would benefit our stockholders.

Provisions of our articles of incorporation and bylaws, as well as provisions of Nevada law, could discourage, delay or prevent a merger, acquisition or other change in control of us, even if a change in control would benefit our stockholders. These provisions:

*      classify our board of directors so that only one-third of the directors are elected each year and require the vote of 66 2/3% of the outstanding stock entitled to vote in the election of directors to amend these provisions;
*      prohibit stockholder action by written consent and require that all stockholder actions be taken at a meeting of our stockholders; and
*      establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings and require the vote of 66 2/3% of the outstanding stock entitled to vote in the election of directors to amend these provisions,

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain publicly held Nevada corporations.  These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain publicly held Nevada corporations, such as us, in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.  The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.  Our Bylaws provide that the provisions of the Nevada Revised Statutes, known as the “Control Share Acquisition Statute” apply to the acquisition of a controlling interest in us, irrespective of whether we have 200 or more stockholders of record, or whether at least 100 of our stockholders have addresses in the State of Nevada appearing on our stock ledger.  These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

A substantial number of our shares will be available for sale in the public market and sales of those shares could adversely affect our stock price.

Sales of a substantial number of shares of common stock into the public market, or the perception that such sales could occur, could substantially reduce our stock price in the public market for our common stock, and could impair our ability to obtain capital through a subsequent sale of our securities.

ITEM 4 - USE OF PROCEEDS

The gross proceeds to the Company are estimated to be $2,000,000 for the Maximum Offering. If we raise only half of the gross proceeds we would have raised $1,000,000. The allocations set forth in the table below are the estimates of management as to how the proceeds of this Offering will generally be allocated. We also provide an example of the intended use of proceeds for a situation in which the company raises only 50% of the total amount offered in this offering. There is no assurance that the estimates set forth below will correspond with the actual expenditures of the Company during the next twelve months or thereafter, or that the results of this Offering and the allocations set forth below will be sufficient to maintain the Company’s operations without additional financing in the future.

Offering Proceeds	$2,000,000	100.0%	$1,000,000	50.0%
Total Proceeds	2,000,000	100.0%	1,000,000	50.0%
Maximum Commissions(1)	200,000	10.0%	100,000	10.0%
Offering Expenses	30,000	1.50%	30,000	3%
Total Offering Expenses	230,000	11.50%	130,000	13.00	%(1)

Net Proceeds from Offering	$1,770,000	88.5%	$870,000	87.0	%(2)

USE OF NET PROCEEDS

Phase 1(a) - Preliminary Work - Review of Regional Database	1,600	0.09%	1,600	0.18%
Website development	5,000	0.29%	5,000	0.57%
Phase 1(b) - Field Work	16,200	0.94%	16,200	1.86%
Phase 2 Field Studies	75,000	4.32%	50,000	5.76%
Unscheduled expenses related to Phase(s) 1 and 2	5,000	0.29%	5,000	0.57%
Phase 3 Field Work	125,000	7.20%	125,000	14.37%
General operating capital	1,507,200	86.87%	667,200	76.69%
Total Use of Net Proceeds	$1,735,000	100.00%	$870,000	100.0%

(1) We may have to pay up to a 10% commission with respect to the shares being offered for sale by the Company.  These commissions may be payable to broker/dealers, or other duly licensed institutions or individuals or otherwise as may be applicable pursuant to state and federal law.

(2) Percentage or Proceeds calculated on the premise that only 50% of amount offered is actually raised by the Company.

(3) Phase 1(a) Breakdown of anticipated Expenditures:

Allowance for purchase of maps, air photographs, publications	$200.00
Review files at Geological Survey Branch, Victoria and Vancouver, allow for travel and living expenses	400.00
Wages	1,000.00
Total	1,600.00

(4) Phase 1(b) Breakdown of Proposed Expenditures:

Two person prospecting crew, two weeks in the field, helicopter supported:
mobilization and travel costs, allowance	$2,000.00
prospecting and camping gear	3,000.00
groceries, and other supplies	1,200.00
helicopter service - expect four hours @ $1500/hr $6,000.00 analytical costs, including freight, 20 rock samples, 50 soil and stream sediment samples	10,000.00
TOTAL ( two persons for fourteen days @ $200/person/day)	16,200.00

General Operating Capital

If we raise the maximum proceeds possible in this offering we have allocated the sum of $1,507,200 to net general operating capital.  If we raise only fifty percent of the maximum, we have allocated the sum of $667,200 to net general operating capital.  Because it is difficult to prognosticate how much if any money we might raise in this offering we have included approximate percentages for purposes of allocating how we intend to apply our operating capital over the twelve months subsequent to the offering.  It is important you know that these percentages may fluctuate significantly depending upon market conditions and the availability of promising prospects or claims.  The percentages are as follows:

Purchase Claims	35%
Exploration	20%
Drilling Sampling	5%
Geo Physics /Geo Chemistry	5%
Feasibility Studies	15%
Developmental Cost Analysis	5%
Equipment leasing	10%
Travel	5%

We will engage a geologist to provide a further analysis of the property and potential for minerals.  Our initial program will be to prospect the property locating all signs of unreported previous work and record the results by global positioning system (GPS) coordinates.  After all previous work areas have been accurately located; a geologist can rapidly produce a detailed geological map of the property delineating the favorable areas.  Samples will be collected from all exposure of the formation and analyses performed.

Our capital expenditures will depend on the outcome of geological and engineering testing occurring over this interval.  If results provide the basis to continue development and geological studies indicate high probabilities of sufficient production quantities, we will attempt to raise capital to further our mining program, build production infrastructure, and raise  additional capital for further land acquisitions. This includes the following activity:

•	Review all available information and studies.
•	Digitize all available factual information.
•	Complete an NI 43-101 Compliant Report with a qualified geologist familiar with mineralization.
•	Determine feasibility and amenability of extracting the minerals via an ISL operation.
•	Create investor communications materials, corporate identity.

If we raise at least $80,000-100,000 in the Primary offering we should be able to meet our expenses and execute our business plan as described herein.  If we are unable to raise at least $80,000, we will not be able to execute Phase One of the Red Rupert Claim or stake additional claims as planned.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months.

We believe that debt financing will not be an alternative for funding additional exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund any additional and more advanced exploration programs beyond our initial aforementioned exploration program. In the absence of such financing, we will not be able to continue exploration of the property underlying our mineral claim interest and our business plan will fail. Even if we are successful in obtaining equity financing to fund any continuation of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of the property underlying our mineral claim interest. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claim interest.

In the event the Maximum Offering is not achieved, the Company may require additional financing in the form of debt or equity from a third party. Prospective investors should also be aware that management has significant discretion to apply the available net proceeds allocated to working capital.

ITEM 5 - DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

ITEM 6 – DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the negative book value of our issued and outstanding stock.  This is due in part to shares of common stock issued to our founders and other current shareholders, totaling 4,377,000 shares at par value or in the case of the May 2007 issuance, a purchase price of $0.025 per share (adjusted for a forward split) versus the current offering price of $0.25 per share.  Please refer to the section entitled "Certain Transactions" for more information.  Our net book value on November 30, 2010 was $4,709.  Assuming all shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering from shareholders our total shareholders’ equity will be $2,004,709 and our net book value will be approximately $0.16197 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.08803 per share while our present shareholders will receive an increase of $0.16089 per share in the net tangible book value of the shares that they hold.  This will result in a 35.21% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering assuming the maximum proceeds are raised.

Offering Price Per Share	$0.25
Net tangible book value before Offering (Per Share)	$0.00108
Net tangible book value after Offering (Per Share)	$0. 16197
Increase per share attributable to New Stockholders	$0. 16089
Dilution in offering price based upon new book value per share	$0. 08803
Dilution as percentage of purchase price	35.21%

ITEM 7- SELLING SECURITY HOLDERS

An aggregate of 1,626,000 Shares of Common Stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. The Shares are to be offered by and for the respective accounts of the selling stockholders. We have agreed to register all of the Shares under the Securities Act for sale by the selling stockholders and to pay all of the expenses in connection with such registration and sale of the Shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. The selling stockholders are comprised of 40 persons that purchased restricted Common Stock in the Company in the May 2007 private placement, all of which stockholders are non-affiliates of the Company. To the best of Management's knowledge, no Selling Stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

We issued an aggregate of 1,626,000 Shares of our common stock to 39 investors in our May 2007 Private Placement. Of this amount, all of the shares were sold to non-affiliated stockholders and are to be registered and offered hereby.

Information with respect to the selling stockholders and the Shares of our common stock held by them and those Shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling stockholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

The following table sets forth the shares beneficially owned, as of the date of this filing, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling stockholders in a private placement made in May 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.

The percentages below are calculated based on 4,377,000 shares of our common stock issued and outstanding as of the date of this filing. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Selling Shareholder	Shares owned Pre-Offering	Shares to be sold in Offering	Ownership Before the Sale of the Shares Being Offere	Ownership After the Sale of the Shares Being Offered
Perry Molema	60,000	60,000	1.37%	0.00%
Lindsay Molema	60,000	60,000	1.37%	0.00%
Scott Bechard	60,000	60,000	1.37%	0.00%
Bobbi Plumridge	60,000	60,000	1.37%	0.00%
Richard J Cochran	60,000	60,000	1.37%	0.00%
Jason M Grainger	60,000	60,000	1.37%	0.00%
Richard M Lannoo	60,000	60,000	1.37%	0.00%
Cherie Metcalfe	60,000	60,000	1.37%	0.00%
Fred W Galbraith	60,000	60,000	1.37%	0.00%
Lanny Metcalfe	60,000	60,000	1.37%	0.00%
Matthew Podzorski	60,000	60,000	1.37%	0.00%
Verna Podzorski	60,000	60,000	1.37%	0.00%
Dave Podzorski	60,000	60,000	1.37%	0.00%
Tony Gaal	60,000	60,000	1.37%	0.00%
Bartley Craig2	60,000	60,000	1.37%	0.00%
Ian Wilson	60,000	60,000	1.37%	0.00%
Tom McNeil	60,000	60,000	1.37%	0.00%
Ruth Patterson	45,000	45,000	1.03%	0.00%
Richard Luce	45,000	45,000	1.03%	0.00%
Sherry Molema	36,000	36,000	0.82%	0.00%
Anne McFarlane	36,000	36,000	0.82%	0.00%
Alistair McFarlane	36,000	36,000	0.82%	0.00%
Heather Duford	36,000	36,000	0.82%	0.00%
Douglas S Courtice	30,000	30,000	0.69%	0.00%
Myra Collinson	30,000	30,000	0.69%	0.00%
James Winkler	30,000	30,000	0.69%	0.00%
David A Ross	30,000	30,000	0.69%	0.00%
Roy C Gammage	30,000	30,000	0.69%	0.00%
Robert Dickey	30,000	30,000	0.69%	0.00%
Elin Alise Molema	30,000	30,000	0.69%	0.00%
Karen Haggis	30,000	30,000	0.69%	0.00%
Jean Roorda	30,000	30,000	0.69%	0.00%
Bill Plumridge	30,000	30,000	0.69%	0.00%
Jon Mahon	18,000	18,000	0.41%	0.00%
Richard Mahon	18,000	18,000	0.41%	0.00%
Gordon W Patterson	12,000	12,000	0.27%	0.00%
William Johnson	12,000	12,000	0.27%	0.00%
Judith Jocelyn Johnson	12,000	12,000	0.27%	0.00%
TOTAL	1,626,000	1,626,000	37.2%	0.00

ITEM 8 - PLAN OF DISTRIBUTION

This prospectus relates to the registration of a total 9,626,000 shares of common stock, of which 1,626,000 are on behalf of certain selling stockholders identified in Item 7 entitled, “Selling Security Holders” and 8,000,000 shares are being sold by the Company (the “Primary Offering”).

With respect to the Primary Offering, this is a self underwritten, direct public offering of securities managed solely and exclusively by the issuer, that is, our Company.   We do not believe we will use broker/dealers or underwriters to facilitate our efforts in offering and selling our shares but to the extent that (1) the rules and regulations might allow us to use a broker dealer; (2) a broker/dealer is willing and able to participate in this offering on a best-efforts basis; and (3) we are unable to raise sufficient funds on our own we have elected to cap any commissions that might be available to broker/dealers at ten (10%) percent.  In any event, our officers and directors will not be receiving any commissions or remuneration in conjunction with the offer or sale of these securities. Our officers and directors are acting in reliance of the safe harbor provided for by Rule 3a4-1 of the Exchange Act.

OUR OFFICERS AND DIRECTORS ARE NOT ENTITLED TO RECEIVE COMMISSIONS OR ANY OTHER REMUNERATION WITH RESPECT TO THEIR SELLING EFFORTS RELATED TO THIS OFFERING.

It is important that any prospective investor understand that we are not required to raise any minimum amount of proceeds.  While we hope to raise as much as $2,000,000, we might not be successful.  We may complete this offering, raising only a fraction of that amount.  If we cannot raise at least $80,000 -$100,000 we will not be able to proceed with our business plan unless we secure alternative financing sources.

We believe that we are entitled to rely on Rule 3a4-1.  This reliance is based on the following three (3) factors:

1.      Each of our officers and directors that may facilitate the offer and sale of the securities at issue:

(a)	Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act, at the time of his/her participation; and

(b)	Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(c)	Is not at the time of his or her participation an associated person of a broker or dealer.

2.      Moreover, each of our officers and directors that may facilitate the offer and sale of the securities meets each of the following criteria:

(a)
He or she primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

(b)	He or she was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

(c)
He or she has not participated (and will not) in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

3.      Additionally, in most cases each of the officers and directors are likely to restrict his/her participation to any one or more of the following activities:

(a)
Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation he or she of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

(b)
Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(c)	Performing ministerial and clerical work involved in effecting any transaction.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board®. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board® is maintained by the National Association of Securities Dealers (the NASD, now known as the Financial Industry Regulatory Authority (FINRA)). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board®, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.25 per share.    The Company will not receive any of the proceeds from the sale of the selling shareholders stock.  The offering shall commence once registration with the Securities and Exchange Commission is deemed effective and shall continue for a duration of one (1) year from the date of effectiveness unless terminated earlier by us.  This is offering is bifurcated as follows:  (1)  the Company shall offer for sale 9,626,000 shares of common stock for which any proceeds resulting from sales shall be payable to the Company (the “Primary Offering”).  The Primary Offering shall commence once registration is deemed effective and shall continue for a period of three (3) months  or until such time as a post-effective amendment is filed terminating the Primary Offering; and (2)  Selling Shareholders shall thereafter commence offering their shares for sale from the date of termination  of the Primary Offering up until one (1) year from the date of effectiveness of the registration statement unless terminated earlier by us.

Up to 1,626,000 of the shares being offered for sale pursuant to this prospectus may be sold by the selling stockholders for their respective own accounts. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. The distribution of the Shares by the selling stockholders is not currently subject to any underwriting agreement. Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their Shares. The Shares may be sold or transferred for value by the selling stockholders, in one or more transactions, in privately negotiated transactions or in a combination of such methods. The selling stockholders may effect such transactions by selling or transferring the Shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers/transferees of the Shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any FINRA member or independent broker dealer will not be greater than ten (10%) percent of the gross proceeds of any sale. Any broker, dealer or affiliate of the Company that participates in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the FINRA Corporate Financing Rules. If the Shares begin trading on a market, or upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a post-effective amendment will be filed, pursuant to Rule 424(b) under the Securities Act, disclosing:

•      the trading market on which the Shares are being traded,
•      the name of each of such selling stockholder and the participating brokers and/or dealers,
•      the number of shares involved,
•      the price at which such shares are being sold,
•      the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,
•      where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and
•      other facts material to the transaction.

Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. There can be no assurance that the selling stockholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

Certain Market Information

This Offering is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. Although we intend to seek a listing for our common stock on the OTCBB®, a public trading market may never develop or, if one develops, may not be sustained. There is no guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

In General

We have authorized 75 million shares of common stock, par value $0.001 per share and no preferred stock, there are issued and outstanding as of the date of this prospectus 4,377,000 shares of common stock (held by 41 holders of record) and no shares of preferred stock. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of this offering.

Common Stock

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

Dividends

All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may, in the future, establish an incentive stock option plan for our directors, employees and consultants.

Admission to Quotation on the OTC Bulletin Board®

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board®. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board ® , a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board ®  differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board®, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board ®  our securities will trade on the OTC Bulletin Board ® . We may not now or ever qualify for quotation on the OTC Bulletin Board ® . We currently have no market maker who is willing to list quotations for our securities.

Transfer Agent

We have engaged the services of Empire Stock Transfer, Inc.  Their contact information is as follows:

Empire Stock Transfer Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074

Tel:  702-818-5898
Fax:  702-974-1444
info@empirestock.com

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Jack Dolkart, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock. He has been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The financial statements included in this prospectus and the registration statement have been audited by DeJoya Griffith & Company, Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

At the present time, the Company may be classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1)the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

A Brief History of the Company

The Company was incorporated on November 29, 2005 (Date of Inception) under the laws of the State of Nevada, as Success Exploration & Resources, Inc. Incorporator Alexander Long and David Marinigh (its sole Officer, Director, Treasurer, and Secretary).

On December 1, 2005, the Company issued an officer and director of the Company 1,500,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for cash of $2,500.   On May 11, 2007, the Company appointed to its board of directors Andy Roorda and issued 1,191,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for his cash contribution of $1,985.  On May 15, 2007, the Company issued to various investors of the Company a total of 1,686,000 shares of its $0.001 par value common stock at a price of $0.025 per share for cash of $42,150.

On May 18, 2007 the Company affected a 6-for-1 forward stock split of its $0.001 par value common stock.  On July 24, 2008 David Marinigh tendered his resignation as President, Secretary and the Andy Roorda resigned as Director of the Company. Alexander Long was nominated as his replacement. Jonathan Long was appointed as Secretary of the Company.

In August 2008 Alexander Long was nominated and appointed as President, and Treasurer for the Company and Jonathan Long is appointed as Secretary.

From August 2008 thru April 2010 the Company operations continued in a restrictive capacity due to limited working capital.   In April 2010 the Company elected Ian Hunter, Ronald Kirby and Garry Payie to its Board of Directors and the Red Rupert Mining Claim was acquired from Alexander Long.

Exploration Stage Company. We are an exploration stage company engaged in the acquisition and exploration of mineral properties and mining tailing reprocessing projects. Our business is presently focused on our one mineral project in which we hold interests, the Red Rupert Mining Claim assigned to us on April 28, 2010.

The Red Rupert Mining Claim involves exploration for precious metals on mining claims in British Columbia. Our Red Rupert Claims are comprised of non-patented hard rock load mining claims located on federal land administered by the British Columbia Government of Canada. Drilling and mining activities on the Red Rupert Mining Claims must be carried out in accordance with a Plan of Operations.

Management’s Discussion and Analysis of Financial Condition and Plan of Operation

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, we have not commenced our planned principal operations and it has not generated significant revenues.  As shown on the accompanying financial statements, the Company has incurred a net loss of $41,926 for the period Inception (November 29, 2005) to November 30, 2010.  These conditions raise substantial doubt about our ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The future of the Company is dependent upon our ability to obtain financing and upon future profitable operations from the development of its business opportunities.  In order to obtain the necessary capital, the Company seeks equity and/or debt financing.  If the financing does not provide sufficient capital, shareholders of the Company may endeavor to provide sufficient funds as a loan over the next twelve-month period.  However, there are no formal agreements obliging any shareholder, officer or director to provide such funds and there is no assurance that they will do so.  The Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful.  Without sufficient financing, it is unlikely for the Company to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Plan of Operation

Our executive officers and directors do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company.  With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry.   Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

As at November 30, 2010, we had cash of $26,662 and working capital of $4,709. As such, we anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our recommended exploration program, without commensurate success in the Primary Offering.

Our plan of operation for the next twelve months focuses on the following objectives:

Pre-Offering Phase

1.      Secure registration as a fully reporting issuer with the United States Securities and Exchange Commission and register this offering for the sale of securities;
2.      Raise capital in the Primary Offering;
3.      Secure listing and quotation of our shares on the OTC Bulletin Board®. We plan to identify and secure a market maker so as to apply with FINRA for a trading symbol and the commencement of quotation and trading on the OTC Bulletin Board ® ;
4.      Apply for DTC eligibility;

We believe the total capital expenditures through the pre-offering phase will total approximately $40,000.

Post Offering

Once we have raised sufficient capital, we plan to initiate phase one of our recommended exploration program on the Red Rupert Claim and our mineral claim interest there, including: helicopter-supported prospecting, hand test pits and test mining, and preliminary magnetometer surveys, at an estimated cost of U.S. $22,800.  We expect to commence our exploration program in the Spring of 2011, depending on weather conditions and the availability of personnel and equipment.

General and Administrative Expenditures

We anticipate spending approximately $2,000 per month in ongoing general and administrative expenses per month for the next twelve months, for a total of $24,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

BUDGET FOR RED RUPERT CLAIM WORK

Phase 1(a) - Preliminary Work - Review of Regional Database (Commencing subsequent to completion of the offering)

Allowance for purchase of maps, air photographs, publications	$200.00
Review files at Geological Survey Branch, Victoria and Vancouver, allow for travel and living expenses	400.00
Wages	1,000.00
Total	1,600.00

Phase 1(b) - Field Work

Two person prospecting crew, two weeks in the field, helicopter supported:
mobilization and travel costs, allowance	$2,000.00
prospecting and camping gear	3,000.00
groceries, and other supplies	1,200.00
helicopter service - expect four hours @ $1500/hr $6,000.00 analytical costs, including freight, 20 rock samples, 50 soil and stream sediment samples	10,000.00
TOTAL ( two persons for fourteen days @ $200/person/day)	16,200.00

Anticipated Cost of Preliminary Review and Field Work	$17,800.00
Allowance for unscheduled expenses	$5,000.00
Total Anticipated Cost of Preliminary Review and Field Work	$22,800.00

Depending upon the results of our initial feasibility studies we may elect to proceed with further studies and eventual development of the Red Rupert Claim.  If so, Phase 2 and 3 would include the following:

Phase 2 - Follow-up Work

Two person crew to prospect, sample and, possibly trench and conduct geophysical surveys. We project that this would require two weeks of helicopter transport services. The total cost of Phase 2 should our initial feasibility studies result in the decision to move forward with the claim would range between $50,000-75,000.

 Phase 3 - More surveys, followed by diamond drilling

Selected target areas will have to be more carefully detailed in order to identify drill sites. Geophysical surveys, either of a different method or on a more dense grid, should clarify the type of structure being investigated and will ensure that diamond drill holes are placed in the most prospective areas. Speculatively, an initial drill program of 1000 meters is likely to be required. The approximate costs of Phase 3 will be between $100,000 and $125,000.  The Phase 3 program is wholly speculative, depending upon the location and configuration of the mineral zones. It is possible that further geophysical surveys with different techniques or more densely spaced observations, may be required to assist in designing a program of diamond drill holes to test the deeper potential of the "best" parts of the area. Costs are difficult to estimate but in a somewhat remote area they are likely to be fairly high. The lack of local roads severely restricts ingress and egress to the site.  Phase 3 should be expected to cost at least $100,000.

We also expect to stake additional mining claims in Canada and the United States depending upon the amount of money we raise in the primary offering.

We believe that if we raise close to $2,000,000, we may not need additional financing.  If we fail to raise sufficient capital in this offering we have to seek alternative sources of capital including the sale of additional shares of our stock.

If we do not raise sufficient capital in this offering; if the actual costs described herein are significantly greater than anticipated; if we proceed with our exploration, testing and construction activities beyond what we currently have planned, or if we experience unforeseen delays during our activities over the next twelve months, we may need to obtain additional financing. There are no assurances that we will be able to obtain additional financing in an amount sufficient to meet our needs or on terms that are acceptable to us.

Obtaining additional financing is subject to a number of factors, including the market prices for the mineral property and base and precious metals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund our business plan could be significantly limited and we may be required to suspend our business operations. We cannot assure you that additional financing will be available on terms favorable to us, or at all. The failure to obtain such a financing would have a material, adverse effect on our business, results of operations and financial condition.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of current stockholders will be reduced and these securities may have rights and preferences superior to that of current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

For these reasons, our financial statements filed herewith include a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our raising of additional capital and the success of our business plan.

Our expenditures over the next twelve months will be approximately $86,800 ($40,000 to complete the registration of our shares and begin trading on the OTC Bulletin Board, $22,800 to complete phase one of our feasibility study on the Red Rupert Claim, and $24,000 to cover ongoing general and administrative expenses. As at November 30, 2010, we had cash of $26,662 and working capital of $4,709. As such, we anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our recommended exploration program, without commensurate success in the Primary Offering.

During the twelve-month period following the date of this prospectus, we anticipate that we will not generate any revenue. If we raise at least $80,000-100,000 in the Primary offering we should be able to meet our expenses and execute our business plan as described herein.  If we are unable to raise at least $80,000, we will not be able to execute Phase One of the Red Rupert Claim or stake additional claims as planned.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months. We believe that debt financing will not be an alternative for funding additional exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund any additional and more advanced exploration programs beyond our initial aforementioned exploration program. In the absence of such financing, we will not be able to continue exploration of the property underlying our mineral claim interest and our business plan will fail. Even if we are successful in obtaining equity financing to fund any continuation of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of the property underlying our mineral claim interest. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claim interest.

We may consider entering into a joint venture arrangement to provide the required funding to develop the property underlying our mineral claim interest. We have not undertaken any efforts to locate a joint venture participant. Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of the property underlying our mineral claim interest. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest to the joint venture participant.  We have no plans to merge with or acquire any company or companies.

Results of Operations

Revenues

We have had no operating revenues since our incorporation on Inception (November 29, 2005) to November 30, 2010. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

Our operating expenses for the following periods from Inception (November 29, 2005) to November 30, 2010 are summarized below:

	For the Three Months Ended		For the Six Months Ended		Inception (November 29, 2005) to
	November 30,		November 30,		November 30,
	2010	2009	2010	2009	2010
Operating expenses:
Professional fees	2,375	-	3,595	-	34,347
General and administrative	1,768	825	2,552	1,450	8,870
Total operating expenses	4,143	825	6,147	1,450	43,217

Because we have had no revenues, we experienced a net loss of $41,926 from Inception (November 29, 2005) to November 30, 2010.

Liquidity and Capital Resources

We had cash of $26,662 and working capital of $4,709 as of November 30, 2010.

	(Audited) May 31,		(Unaudited) November 30,
ASSETS	2010	2009	2010
Current assets:
Cash	$26,705	$40,938	$26,662
Prepaid expenses		100
Total current assets	26,705	41,038	26,662

Total assets	$26,705	$41,038	$26,662
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,819	$1242	$464
Notes payable - related party	10,093	1,010	21,489
Total current liabilities	15,912	2,252	21,953

Total liabilities	$15,912	$2,252	$21,953

Cash Used in Operating Activities

Net cash used in operating activities was $11,439 for the six months ended November 30, 2010, and was $191 for the same period in 2009. From our inception on November 29, 2005 (Inception) to November 30, 2010 net cash used in operating activities was $41,462. We anticipate that cash used in operating activities over the next twelve months will be approximately $80,000, as discussed above under "Plan of Operations".

	For the Six Months Ended November 30,		Inception (November 29, 2005) to November 30,
	2010	2009	2010

Net income (loss)	$(6,084)	$(1,259)	$(41,926)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(5,355)	1,450	464
Net cash used in operating activities	(11,439)	191	(41,462)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	11,396	-	21,489
Proceeds from sale of common stock	-	-	46,635
Net cash provided by financing activities	11,396		68,124
NET CHANGE IN CASH	(43)	191	26,662
CASH AT BEGINNING OF YEAR	26,705	40,938	-
CASH AT END OF YEAR	$26,662	$41,129	$26,662
SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock. From our incorporation, on Inception (November 29, 2005), to November 30, 2010, we have raised a total of $46,635 from private offerings of our securities. We did not receive any cash from financing activities during the six months ended November 30, 2010 except for notes payable from related party totaling $11,396.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations beyond the next twelve months, then we will not be able to continue our exploration of the property underlying our mineral claim interest and our venture will fail.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report for our fiscal year ended May 31, 2010 that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We do not anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations provided we are successful in raising capital in this offering. To the extent that we are not successful in raising sufficient capital in this offering, we may seek to raise capital in subsequent offering(s) of equity or debt.  Issuances of additional securities will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Executive Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties and projects.  We do not believe that we are a "blank check company" as that term is defined by Rule 419 (often referred to as a shell in this context).  A blank check company:

1.
Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

2.	Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We do not believe that we fall under this definition in that: (1) we have a specific business plan focused on exploring the feasibility of developing the Red Rupert Claim in tandem with acquiring additional claims; and (2) we have no plans to engage in a merger or acquisition no or in the foreseeable future.

Our business is presently focused on one stake, the Red Rupert Claim located in Northern British Columbia, Canada.  We also expect to stake additional mining claims in Canada and the United States depending upon the amount of money we raise in the primary offering. Our primary focus is on precious metals including gold and silver but also on rare earth elements (REE).  REE’s are critical components in many high-tech applications including hybrid motor vehicles, flat screen monitors, high-power magnets, consumable electronics (Blackberries, iPods, DVDs, cellular phones), green energy technology, fiber optics, super alloys for the aerospace and building industries, medical and dental lasers. But even more critical as far as Western governments are concerned is their use in high-tech strategic military and defense weaponry. Guided missiles and other precision weapons, for example, rely on rare earth metals and magnets to help direct their course.

Glossary of Technical Terms

A selection of technical terms [Many of the following terms and definitions have been taken from Glossary of Geology, Fourth Edition, Julia A. Jackson, editor, American Geological Institute, Alexandria, Virginia, 1997.]

Adularia	a high temperature form of potassium-aluminum feldspar (i.e. orthoclase)
Allocthon
(i) an accreted terrane, formed by the juxtaposition of dissimilar geological features as a result of crustal fragmentation and movement; (ii) a mass of rock or fault block that has been moved from its place of origin by tectonic processes...many allocthonous rocks have been moved so far from their original sites that they differ greatly in facies and structure from those on which they now lie; (iii) a naturally occurring geological unit that has been moved a large distance by tectonic processes such as continental drift

Andesite	a common volcanic rock type composed of feldspars and Fe-Mg silicate minerals - similar to dacite but contains more ferrous components
Batholith	a body of crystalline plutonic rock, may be homogeneous or compounded from more than one magmatic source; area in outcrop or subcrop in excess of 100 square kms
Dacite	a common volcanic or intrusive rock type, highly feldspathic but with little free quartz, usually fine grained
Epithermal
refers to the process of near surface ore deposition by fluids from an intrusive source, see also mesothermal; said of a mineral deposit formed within about 1 km of the earth's surface and in the temperature range 50 - 200 degrees C, occurring mainly as veins. Also said of that environment

Hornfels	a thermally metamorphosed rock, usually sedimentary, that has been sufficiently heated to cause growth of new silicate minerals, often with micaceous habit
Hydrothermal	refers to a mineral deposit formed by circulating fluids, usually implies elevated temperatures but is without any particular restrictions of temperature or pressure
Ignimbrite	a volcanic formation formed as an accumulation of unsorted ejecta with sufficient retained heat to cause "welding" of fragments, may move large distances on gentle slopes acting as a semi-solid liquid
Mesothermal
refers to a mineral deposit formed at moderate depth hence at "moderate" temperature and pressures: said of a hydrothermal mineral deposit formed at considerable depth and in the temperature range of 200 - 300 degrees C. Also said of that environment

Peridotite	a general term for a coarse-grained plutonic rock composed chiefly of olivine with or without other mafic minerals such as pyroxene, amphiboles or micas and containing little or no feldspar
Rheology	the study of movement or flow in a plastic or semi-solid state
Serpentine
a group of common rock-forming minerals. Serpentines have a greasy or silky luster, a slightly soapy feel, and a tough, conchoidal fracture. They are usually compact but may be granular or fibrous and are commonly green, greenish-yellow, or greenish-grey and often are veined or spotted with green and white. Serpentines are always secondary minerals, derived by alteration of magnesium-rich silicate minerals (especially olivine) and are found in both igneous and metamorphic rocks

Skarn	a metamorphic rock formed in the thermal aureole of an intrusive body, also applied to rocks that have been altered with the addition of components such as calcium, metals and gases
Vitrophyre	a volcanic rock that formed without crystallization; glassy textures, may accompany other fragmental volcanic rocks
Volcaniclastic
pertaining to all clastic volcanic materials formed by any process of fragmentation, dispersed by any kind of transporting agent, deposited in any environment or mixed in any significant portion with non-volcanic fragments

Critical Accounting Policies

Mineral claim payments and exploration expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights.  If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized.  To date the Company has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed.  The Company also considers the provisions of ASC 360 which concluded that mineral rights are tangible assets. Accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights where proven or probable reserves are present, or when the Company intends to carry out an exploration program and has the funds to do so.

Revenue recognition

The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

There are no changes pertaining to our accounting methods or financial disclosures protocol nor have there been any disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Name	Age	Position	Dates Served
Alexander Long	50	President, Chief Executive Officer, Chairman of the Board	Oct 2007 - Present
Garry Payie	54	Director	April 2010 -Present
Ian Hunter	61	Chief Financial Officer, Director	April 2010 -Present
Jonathan Long	20	Secretary	Oct 2007 - Present
Ron Kirby	59	Director	April 2010 -Present
Stuart Craig	67	Director	April 2010 -Present

General Officer and Director Qualifications

We believe that both our officers and directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business or banking.  They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us.  Each director must represent the interests of all stockholders.  When considering potential director candidates, the board of directors also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the board of directors. Our Directors were chosen primarily on the basis of these requirements.

The following is additional biographical information for each of the directors and officers listed above:

Alexander Long, President, CEO

Mr. Alexander Long has a history of bringing into being small businesses and developing them into profitable ventures. In February of 1993 he launched Canada’s Finest Beers Ltd. As the president of this company, Mr. Long purchased all the necessary equipment and was personally in charge of the company’s production. He brought on board a European brew master as well as an engineer from Labbatt Breweries of Canada. Mr. Long also acquired the essential federal and provincial licensing required and assisted in the marketing and advertising aspects of the product. He saw the development of the company to completion and negotiated the sale of the company in March of 1997.

From April 1996 to the present, Mr. Long has operated a similar project, Canada’s Finest Waters Inc., as its president. Starting the company with the intention of bottling spring and mineral water, he spent more than eighteen months conducting research, planning and development. During that time he also joined the International Bottled Water Association; attending trade shows, workshops and seminars on bottled water. Mr. Long visited various water bottling companies in the US and Canada and also brought together labeling, marketing and delivery companies to facilitate production.

Mr. Long does not have any professional training or technical credentials in the exploration, development and operation of mines. However, over the last 5 years he has attended trade shows and seminars throughout Canada pertaining to the mining and resources sector. Mr. Long carries a free mining certificate for the leasing of claims in British Columbia of both hard rock and placer. He has also done extensive exploration and prospecting throughout British Columbia on numerous current and closed mining properties.

Mr. Long intends to devote approximately 33% of his business time to our affairs.

Garry Payie, Director

Mr. Payie is a registered professional geoscientist (Association of Professional Engineers and Geoscientists of British Columbia) with twenty years of varied industry and government experience. He has a strong background in geological mapping, property and regional exploration, mineral deposits research, database management and program coordination. He is skilled in the production of promotional material for publications, websites and industry forums with well-developed industry and public liaison skills and has experience in contract and personnel management. Mr. Payie has worked for both government geological branches and private enterprise and has considerable experience exploring for molybdenum.  In addition to the general director qualifications we seek in a candidate, Mr. Payie was specifically chosen to serve as a director due to his experience and expertise in geology and mining.

Ian Hunter, Chief Financial Officer, Director

Ian Hunter had been with the T. D. Bank for 25 years and the last ten years as Bank Manager. and Mortgage Agent license #M08005389 With BAX Mortgage Group Inc. license #11036. 237 Wellington St West, Chatham ON N7M 1J9.  He was primarily engaged in Commercial Financing Multi Unit Residential Financing, and Financing in the private sector.   In addition to the general director qualifications we seek in a candidate, Mr. Hunt was specifically chosen to serve as a director due to his experience and expertise in banking and finance.

Jonathan Long, Secretary

Jonathan Long, (Alex Long’s son) graduated high school in 2005.  He has very limited experience in prospecting mining claims, the operation of technical instrumentation used in staking mining claims and sufficient administrative skills so as to function as our corporate secretary.

Ron Kirby, Director

(Attorney-Private Practice) Mr. Kirby has over thirty-three years of experience representing financial institutions, private lenders and individuals and corporations in matters of finance, security, corporate structure, restructure and operations.  Currently, Mr. Kirby is a member of the Law Society of Upper Canada (Admitted (1977)). He is a Barrister Solicitor & Notary Public Member Of The Lao Society Of Upper Canada.  Mr. Kirby earned a B.A. (ECONOMICS) from Queen’s University At Kingston, Ontario Canada (1971) and an LLB Bachelor Of Laws, from the University Of Windsor, Windsor. Ontario Canada (1975).  He practices before the Supreme Court of Ontario and was sworn in and enrolled as a Solicitor of The Supreme Court Of Ontario on The Fiat of the Honorable Mr. Justice Grange in 1977.   For the past five years Mr. Kirby has operated a private law practice from his office at 237 Wellington Street West, Chatham Ontario Canada.   In addition to the general director qualifications we seek in a candidate, Mr. Kirby was specifically chosen to serve as a director due to his legal acumen and experience.

Stuart Craig, Director

Mr. Craig graduated from the University of Western Ontario in 1965 with a Bachelor of Arts Degree in English and Economics.  From 1965 thru 1967 he worked in public accounting for a firm which is now Price Waterhouse Cooper.  From 1967 thru 1975 he was employed by the Federal Canadian Revenue Agency as a Tax Auditor.  In 1975 he received the accounting designation and was registered with the Society of Industrial Accountants of Ontario (RIA) which is now the Certified Management Accountants of Ontario (CMA).  In 1975 he initiated a public accounting firm in Strathroy, Ontario which sold in 1982.  In 1982 initiated a public accounting firm in Dresden, Ontario.  It is currently in operation.  He also presently operates a 300 acre farm in partnership with son Bartley Craig.   In addition to the general director qualifications we seek in a candidate, Mr. Craig was specifically chosen to serve as a director due to his strong accounting background.

Term of Office

All directors have a term of office expiring at the next annual general meeting of the Company, unless re-elected or earlier vacated in accordance with our bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

Our officers and directors are subject to a fiduciary duty to exercise good faith and integrity in handling our affairs.  However, the existence of any conflicting obligations may create a conflict of interest between us and all of our board members and senior executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership and reports of changes in ownership of our equity securities.  As of the date of this prospectus, and based solely on our review of the copies of such reports furnished to us and written representations from the directors and executive officers, we believe that all reports needed to be filed by current Section 16 reporting persons have been filed in a timely manner for the year ended December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.

				Percent of Class
Title of Class	Name and Address of Certain Beneficial Owners (1)	Amount of Beneficial Ownership (before and after Offering)		Pre-Offering(2)	Post-Offering(3)
Common	Alexander Long	1,500,000/1,500,000	(4)	34.27%	12.12%
Common	Stuart William Craig	60,000/60,000	(4)	1.37%	0.48%
Common	Jonathan Long	1,191,000/1,191,000	(4)	27.21%	9.62%
Common	Officers and Directors as a Group	2,751,000/2,751,000		62.85%	22.22%

(1)
Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of Shares set forth opposite their names. For purposes of computing the number and percentage of Shares beneficially owned by a stockholder, any Shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those Shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder.

(2)	Based on 4,377,000 Shares issued and outstanding as of the date of this prospectus.

(3)	Assume all of the shares to be registered hereby are issued and sold for a total of 12,377,000 shares then outstanding.

(4)	Pre-Offering and Post Offering.

Facilities

We maintain an office located at:

21 SOURQUOIS STREET
CHATHAM, ONTARIO, CANADA N7M2T1
(519)380-9992

This office is provided to us without charge at the pleasure of our Chief Executive Officer.

Employees

We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide services to us on an as-needed basis. When we commence full operations, we may need to hire administrative support staff.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 21 SOURQUOIS STREET, CHATHAM, ONTARIO CANADA N7M2T1 Tel: (519)380-9992. This office is provided to us without charge at the pleasure of our Chief Executive Officer.

About The Red Rupert Claim

The area that includes the Red Rupert claim is bordered to the west by the precipitous and glacier shrouded Coast Mountains and the attendant Coast Crystalline Complex of granitic terranes. The Min File Summary Report may be accessed online at: http://minfile.gov.bc.ca/Summary.aspx?minfilno=104M++024

Minfile Data

Name	RED RUPERT	Mining Division	Atlin
		BCGS Map	104M058
Status	Showing	NTS Map	104M09W
Latitude	59º 30' 39" N	UTM	08 (NAD 83)
Longitude	134º 29' 07" W	Northing	6597049
		Easting	529133
Commodities	Gold, Silver	Deposit Types	H05 : Epithermal Au-Ag: low sulphidation I05 : Polymetallic veins Ag-Pb-Zn+/-Au
Tectonic Belt	Intermontane	Terrane	Stikine

Geology Report Capsule

Red Rupert, showing a quartz vein about 0.3 to 0.6 meters wide, dips 45 degrees south. The vein is hosted in schist and gneiss of the Devonian to Permian and older Boundary Ranges Metamorphic Suite.  Three channel samples, across 0.3 to 0.6 meter vein widths, assayed 10.3 to 34.3 grams per ton gold and 3.4 to 13.7 grams per ton silver (Minister of Mines Annual Report 1933, page 80).  The claim area itself is dominated by "...schist and gneiss of the Devonian to Permian and older Boundary Ranges Metamorphic Suite" (minfile report).

The district may be structurally complex due to the allocthanous nature of the surrounding areas [the various component pieces may have been 'rafted" into their present positions by plate tectonics]. In particular, the Llewellyn Fault, a major crustal feature, passes a few km east of the Red Rupert claim. Mihalynuk (1999), in his studies of the Tagish Lake area, describes reactivation in the mid-Tertiary period of fractures that originated in the Mesozoic. Although not exhaustively discussed by Mihalynuk, it seems to be accepted wisdom that the geological complexity encountered in the northwest corner of British Columbia results at least in part from its history of several continental plate collisions followed by adjustments as plate fragments moved one against another to form a mosaic-like configuration.

Several contrasting geological terranes are present in, and northwest of, the Atlin mining district, each has the potential to host important mineral deposits:

•           Gold quartz veins are found in Atlin Intrusions but are mainly significant as probable sources of placer gold; other possible deposits include platinum group ores, asbestos, magnesium, and Cyprus-type massive sulphide copper-zinc deposits (Mihalynuk, 1999, abstract). The greatest potential for such deposits lies in the Atlin area southeast of the Bennett Lake district.
•           Weakly to strongly metamorphosed clastic and volcaniclastic rocks of Paleozoic age are stated to be volcanic arc related and, outside of the area being considered, are hosts to volcanogenic massive sulphide deposits, including the Tulsequah Chief deposit located southwest of the area.
•           The various but closely related granitic plutons of the Cretaceous magmatic event that comprise the core of the Coast Belt have produced skarn-type copper deposits close to Whitehorse and epithermal gold mineralization in southern Yukon and the Tagish area. Host rocks may be the actual plutons or nearby variously metamorphosed
•           Volcaniclastic formations including the Skukum group members.

The strong fault zones and related structures offer opportunities to locate mineral deposits associated with hydrothermal systems that may have exploited the fractures and other weaknesses.  There is little evidence of recent work having been done in the Chicken creek area and a program of prospecting and sampling is recommended.

MINERAL POTENTIAL OF THE RED RUPERT CLAIM AREA

The Red Rupert claim was located by on-line staking and has not been examined by the geologist preparing the report upon which the geology report is based. It is situated in metamorphic rocks that are associated with various granitic members of the Coast Plutonic Complex. Such a location is generally considered to be highly prospective for the location of metallic mineral deposits. The area is difficult to access and has not been as thoroughly prospected as have more accessible sites. Recent warming trends have resulted in significant retreat of glaciers and snowfields and exposed much previously unexposed bedrock that may reward prospecting.

Mihalynuk, Currie and Rouse (1988), with reference to the nearby Tutshi Lake map area, state that "The area has long been recognized as part of an anomalous antimony-arsenic province hosting significant gold occurrences". Mihalynuk (1999, p. 103) discusses the mineral potential of the Sloko volcanics in Tagish Lake area, in part by analogy to the Skukum gold mine in south Yukon which also occurs in Sloko volcanic rocks. There, epithermal gold veins display open spaces and adularia-sericite alteration in proximity to deep seated faults analogous to the Llewellyn fault. He notes that little exploration efforts have been directed to Sloko rocks in the Tagish Lake area and suggests that gold, mercury and fluorine levels in regional stream sediment geochemical survey data may provide useful clues to Skukum-type deposits.  Alunite-kaolinite (acid sulphate) alteration and proximal adulariasericite alteration with manganese mineralization are indicators of fertile hydrothermal systems"  (Mihalynuk and Rouse, 1999, p. 103).

The Red Rupert claim area appears to be underlain by metamorphic rocks that are suggested by geological mapping and other evidence to be of Late Paleozoic age (Mihalynuk, 1999). Mihalynuk, Currie and Rouse (1988) highlighted the northwesterly trending belt that is geochemically anomalous in gold (>80, <800 ppb) and arsenic (>240 ppb) (among other elements) that accompanies the Llewellyn fault and suggested that the trend offers "...high potential for economic mineral deposits related to a meteoric/magmatic hydrothermal system of enormous scale" (Smithers Workshop Guidebook, 1988, p. A64).

GEOLOGIST RECOMMENDATIONS

A search of the geological database for references to the Bighorn Creek/ Chicken Creek portion of the Tagish Lake area should be undertaken prior to commencement of field work. The foregoing section of this report, "History", is wholly based on a review of Minfile data whereas more data may be obtained from assessment reports and the various provincial government and Geological Survey of Canada publications.

A suitably equipped prospecting team experienced in working in mountainous terrains should then spend about ten days performing a reconnaissance survey of the Red Rupert claim. They should record the various rock types, structures and any mineral zones and submit appropriate rock, soil and stream sediment samples for analysis. The team should be helicopter-supported and equipped for dealing with challenging alpine conditions. The cost of this program of Phase 1 work will be about $20,000. When completed, the results of the work should be compiled with reference to the regional database and other archival data to determine if further work is justified.

A second program of work should be undertaken if sufficient encouragement is obtained from the prospecting and reconnaissance survey work. It can be anticipated that that program if justified, will include further rock and soil geochemistry sampling, re-excavation, mapping and sampling of the old trenches mentioned in the minfile data, and, perhaps, a limited amount of additional trenching using hand tools and dynamite, additional geochemical sampling, and, possibly, simple geophysical survey methods. A budget of about $50,000 will likely be required but costs will, of course, depend upon the actual work done and the efficiency with which that work can be accomplished. Weather and field conditions and the scope of surveys performed will dictate the final costs so that a generous contingency allowance (15%) should be incorporated into the planning supported field work, 50 rock samples, 150 soil samples, rental of portable rock drill, explosives, with a budget of $50,000 that may have to be increased to as much as $100,000 if several target areas are investigated.

Maps and Satellite Images

Satellite image(s) of the Red Rupert Claim location

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were formed on November 29, 2005 and a total of 2,691,000 shares were issued to our founders, as follows:

ALEXANDER LONG - 1,500,000 SHARES

JONATHAN LONG - 1,191,000 SHARES

The shares were issued in exchange for $4,485. Other than the share issuance set forth herein there has been no other transactions with our officers, directors or promoters.

Office space and services are provided without charge by an officer of the Company (Alexander Long).  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

During the six months ended November 30, 2010, Alexander Long paid for various expenses of the Company totaling $11,396.  This loan bears no interest and is due upon demand.

As of November 30, 2010 and May 31, 2010, the balance owed to the related party (Alexander Long) is $21,489 and $10,093, respectively.

There are no other transactions since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $ 1,000, and in which any related person had or will have a direct or indirect material interest.    (As a “smaller reporting company” we have included any transaction in excess of $1,000.)

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the OTC Bulletin Board® upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

At the present time, the Company may be classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1)the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding.  However, because our common stock is not quoted on an “automated quotation system” for purposes of Rule 144(e), the market-based volume resale limitation under Rule 144(e) is unavailable.  The market-based volume resale limitation permits resale volumes under Rule 144 based on the average weekly reported volume of trading in a security on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of filing of a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.  Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Stock Option Grants

As of the date of this amended filing, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of the date of this amended filing we had approximately 41 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of the date of this amended filing:

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of the date of this amended filing:

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Since inception, we have paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors. Following the date of this prospectus, our officers and directors will also continue not to receive any salary for the next twelve months.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company since inception until the date of this amended filing:

Name of Executive Officer and/or Director	Position	Salary	Bonus and Other Compensation	Securities Underlying Stock Options
Alexander Long	President	None	None	None
Jonathan Long	Secretary	None	None	None
Ian Hunter	Director	None	None	None
Ron Kirby	Director	None	None	None
Garry Payie	Director	None	None	None
Stuart Craig	Director	None	None	None

Options Grants Since Inception Until The Date Of This Amended Filing

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Aggregated Options Exercises Since Inception Until The Date Of This Amended Filing

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by us for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officer or director other than those disclosed in this registration statement. There are no compensation plans or arrangements, including payments to be made by us, with respect to the officers, directors, employees or consultants of the Company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in-control.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Success Exploration & Resources, Inc.

We have audited the accompanying balance sheets of Success Exploration & Resource, Inc. (An Exploration Stage Company) as of May 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for the years ended May 31, 2010 and 2009 and from inception (November 29, 2005) to May 31, 2010. Success Exploration & Resource, Inc management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Success Exploration & Resource, Inc. (An Exploration Stage Company) as of May 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended May 31, 2010 and 2009 and from inception (November 29, 2005) to May 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

De Joya Griffith & Company, LLC
/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
February 15, 2011

INDEX TO FINANCIAL STATEMENTS

Success Exploration & Resources, Inc.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(AUDITED)

	May 31,
	2010	2009
ASSETS

Current assets:
Cash	$26,705	$40,938
Prepaid expenses	-	100
Total current assets	26,705	41,038

Total assets	$26,705	$41,038

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,819	$1,242
Notes payable - related party	10,093	1,010
Total current liabilities	15,912	2,252

Total liabilities	15,912	2,252

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 4,377,000 shares issued and outstanding	4,377	4,377
Additional paid-in capital	42,258	42,258
Deficit accumulated during development stage	(35,842)	(7,849)
Total stockholders' equity	10,793	38,786

Total liabilities and stockholders' equity	$26,705	$41,038

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(AUDITED)

			Inception
	For the Years Ended		(November 29, 2005) to
	May 31,		May 31,
	2010	2009	2010

Revenue	$-	$-	$-

Operating expenses:
Professional fees	24,376	-	30,751
General and administrative	3,907	1,389	6,319
Total operating expenses	28,283	1,389	37,070

Other income:
Interest income	290	719	1,228
Total other income	290	719	1,228

Net income (loss)	$(27,993)	$(670)	$(35,842)

Weighted average number of common shares outstanding - basic	4,377,000	4,377,000

Net income (loss) per share - basic	$(0.01)	$(0.00)

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(AUDITED)

				Deficit
				Accumulated
			Additional	During	Total
	Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
December 1, 2005
Issuance of common stock for cash	1,500,000	$1,500	$1,000	$-	$2,500

Net loss				(2,440)	(2,440)

Balance, May 31, 2006	1,500,000	1,500	1,000	(2,440)	60

May 11, 2007
Issuance of common stock for cash	1,191,000	1,191	794	-	1,985

May 15, 2007
Issuance of common stock for cash	1,686,000	1,686	40,464	-	42,150

Net loss				(323)	(323)

Balance, May 31, 2007	4,377,000	4,377	42,258	(2,763)	43,872

Net loss				(4,416)	(4,416)

Balance, May 31, 2008	4,377,000	4,377	42,258	(7,179)	39,456

Net loss				(670)	(670)

Balance, May 31, 2009	4,377,000	4,377	42,258	(7,849)	38,786

Net loss				(27,993)	(27,993)

Balance, May 31, 2010	4,377,000	$4,377	$42,258	$(35,842)	$10,793

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(AUDITED)

			Inception
	For the Years Ended		(November 29, 2005) to
	May 31,		May 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,993)	$(670)	$(35,842)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	100	-	-
Increase in accounts payable	4,577	1,242	5,819

Net cash provided by (used in) operating activities	(23,316)	572	(30,023)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	9,083	125	10,093
Proceeds from sale of common stock	-	-	46,635

Net cash provided by financing activities	9,083	125	56,728

NET CHANGE IN CASH	(14,233)	697	26,705

CASH AT BEGINNING OF YEAR	40,938	40,241	-

CASH AT END OF YEAR	$26,705	$40,938	$26,705

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 29, 2005 (Date of Inception) under the laws of the State of Nevada, as Success Exploration & Resources, Inc.

The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is May 31. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

 Nature of operations
The Company is currently in the mineral resource business and has not yet found mineral resources in commercially exploitable quantities and is engaged in exploring land in an effort to discover them.  The Company has been in the exploration stage since its formation and has not realized any revenues from its planned operations.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of May 31, 2010 and 2009, there are no cash equivalents.

Mineral claim payments and exploration expenditures
The Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights.  If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized.  To date the Company has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed.  The Company also considers the provisions of ASC 360 which concluded that mineral rights are tangible assets. Accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights where proven or probable reserves are present, or when the Company intends to carry out an exploration program and has the funds to do so.

Revenue recognition
The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (November 29, 2005) to May 31, 2010.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2010 and 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As at May 31, 2010 and 2009, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of May 31, 2010 and 2009, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-01 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (November 29, 2005) through the period ended May 31, 2010 of ($35,842). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At May 31, 2010 and 2009, the Company had a federal operating loss carryforwards of $35,842 and $7,849, respectively, which begins to expire in 2025.

The provision for income taxes consisted of the following components for the year ended May 31, 2010 and 2009:

	2010	2009
Current:
Federal	$-	$-
State	-	-
Deferred	-	-
	$-	$-

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2010 and 2009:

	2010	2009
Deferred tax assets:
Net operating loss carryforward	$12,545	$2,747
Total deferred tax assets	12,545	2,747
Less: Valuation allowance	(12,545)	(2,747)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of May 31, 2010, was $12,545, which will begin to expire in 2025.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2010 and 2009 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2010 and 2009:

	2010	2009
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On May 18, 2007, the Company effected a 6-for-1 forward stock split of its $0.001 par value common stock.

All share and per share amounts have been retroactively restated to reflect the stock split discussed above.

Common Stock

On December 1, 2005, the Company issued to an officer and director of the Company 1,500,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for cash of $2,500.

On May 11, 2007, the Company issued an officer and director of the Company 1,191,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for cash of $1,985.

On May 15, 2007, the Company issued to various investors of the Company a total of 1,686,000 shares of its $0.001 par value common stock at a price of $0.025 per share for cash of $42,150.

As of May 31, 2010 and 2009, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of May 31, 2010 and 2009, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

During the year ended May 31, 2006, an officer and director of the Company paid $100 in filing fees to the Securities and Exchange Commission.  This loan bears no interest and is due upon demand.

During the year ended May 31, 2006, an officer and director of the Company paid $200 in filing fees to the Nevada Secretary of State.  This loan bears no interest and is due upon demand.

During the year ended May 31, 2007, an officer and director of the Company paid $200 in filing fees to the Nevada Secretary of State.  This loan bears no interest and is due upon demand.

During the year ended May 31, 2008, an officer and director of the Company paid $385 in filing fees to the Nevada Secretary of State.  This loan bears no interest and is due upon demand.

During the year ended May 31, 2009, an officer and director of the Company paid $125 in filing fees to the Nevada Secretary of State.  This loan bears no interest and is due upon demand.

During the year ended May 31, 2010, an officer and director of the Company paid for various expenses of the Company totaling $9,083.  This loan bears no interest and is due upon demand.

As of May 31, 2010 and 2009, the balance owed to the related party is $10,093 and $1,010, respectively.

NOTE 7 – SUBSEQUENT EVENTS

During the six months ended November 30, 2010, an officer and director of the Company paid for various expenses of the Company totaling $11,396.  This loan bears no interest and is due upon demand.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	November 30,	May 31,
	2010	2010
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash	$26,662	$26,705
Total current assets	26,662	26,705

Total assets	$26,662	$26,705

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$464	$5,819
Notes payable - related party	21,489	10,093
Total current liabilities	21,953	15,912

Total liabilities	21,953	15,912

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 4,377,000 shares issued and outstanding	4,377	4,377
Additional paid-in capital	42,258	42,258
Deficit accumulated during development stage	(41,926)	(35,842)
Total stockholders' equity	4,709	10,793

Total liabilities and stockholders' equity	$26,662	$26,705

See Accompanying Notes to Financial Statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended		(November 29, 2005) to
	November 30,		November 30,		November 30,
	2010	2009	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$-	$-	$-	$-	$-

Operating expenses:
Professional fees	2,375	-	3,595	-	34,347
General and administrative	1,768	825	2,552	1,450	8,870
Total operating expenses	4,143	825	6,147	1,450	43,217

Other income:
Interest income	26	98	63	191	1,291
Total other income	26	98	63	191	1,291

Net loss	$(4,117)	$(727)	$(6,084)	$(1,259)	$(41,926)

Weighted average number of common	4,377,000	4,377,000	4,377,000	4,377,000
shares outstanding - basic

Net loss per share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

			Inception
	For the Six Months Ended		(November 29, 2005) to
	November 30,		November 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,084)	$(1,259)	$(41,926)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(5,355)	1,450	464

Net cash provided by (used in) operating activities	(11,439)	191	(41,462)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	11,396	-	21,489
Proceeds from sale of common stock	-	-	46,635

Net cash provided by financing activities	11,396	-	68,124

NET CHANGE IN CASH	(43)	191	26,662

CASH AT BEGINNING OF YEAR	26,705	40,938	-

CASH AT END OF YEAR	$26,662	$41,129	$26,662

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements.

SUCCESS EXPLORATION & RESOURCES, INC.
(aN EXPLORATION Stage Company)
Notes to Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The condensed interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the years ended May 31, 2010 and 2009 and for the period Inception (November 29, 2005) to May 31, 2010 and notes thereto included in the Company’s S-1. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has not generated significant revenues.  As shown on the accompanying financial statements, the Company has incurred a net loss of ($41,926) for the period Inception (November 29, 2005) to November 30, 2010.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities.

In order to obtain the necessary capital, the Company will seek equity and/or debt financing.  If the financing does not provide sufficient capital, shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful.  Without sufficient financing, it is unlikely for the Company to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On May 18, 2007, the Company effected a 6-for-1 forward stock split of its $0.001 par value common stock.

All shares and per share amounts have been retroactively restated to reflect the splits discussed above.

For the six months ended November 30, 2010, there have been no issuances of common stock.

NOTE 4 – WARRANTS AND OPTIONS

For the six months ended November 30, 2010, there were no warrants or options granted.

NOTE 5 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

During the six months ended November 30, 2010, an officer and director of the Company paid for various expenses of the Company totaling $11,396.  This loan bears no interest and is due upon demand.

As of November 30, 2010, the balance owed to the related party is $21,489.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$200
Printing and Photocopy Expenses	1,000
Legal Fees and Expenses	25,000
State Securities Qualification Fees and Expenses	4,000
Accounting and Auditing Fees and Expenses	15,330
Miscellaneous, including postage, courier, long distance telephone, etc.	500
Total	$40,700

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Corporate Documents

The Registrant's bylaws provide in part as follows:

SECTION 1. INDEMNIFICATION GENERALLY. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.  Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Subject to the limitations of law, if any, the corporation shall indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by such person in connection with the defense or settlement.  No director or officer of our company shall be personally liable to our company or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

Indemnification under Nevada Law

We are a Nevada corporation and certain provisions of the Nevada Revised Statutes provide for indemnification of our officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation, bylaws and to the actual statutory provisions.

Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or corporate agent in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled of an undertaking to indemnification.

Section 78.751(3)(a) provides, subject to certain exceptions, that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under the articles of association, any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold and issued the following unregistered securities:

1.           On December 1, 2005, the Company issued an officer and director of the Company 1,500,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for cash of $2,500.

This issuance is believed to be exempt from registration pursuant to Section 4(2) of the Securities Act.

2.           On May 11, 2007, the Company issued an officer and director of the Company 1,191,000 shares of its $0.001 par value common stock at a price of $0.0017 per share for cash of $1,985.

This issuance is believed to be exempt from registration pursuant to Section 4(2) of the Securities Act.

3.           On May 15, 2007, the Company sold to various investors of the Company a total of 1,686,000 shares of its $0.001 par value common stock at a price of $0.025 per share for cash of $42,150.

This issuance is believed to be exempt from registration pursuant to Section 4(2) of the Securities Act.

As of February 28, 2010, there have been no other issuances of common stock.

There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration.

The Board of Directors and executive officers are not aware of any other sales of unregistered securities of the registrant.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following is a complete list of exhibits filed as part of this Registration Statement, some of which are incorporated herein by reference from the reports, registration statements and other filings of the issuer with the Securities and Exchange Commission, as referenced below:

Reference Number	Item

3.1	Articles of Incorporation, as amended and restated to date
3.2	Amended and Restated Bylaws
4.1	Specimen Stock Certificate and Subscription Agreement
5.1	Legal opinion of Jack Dolkart, Esq.
23.6	Consent of Jack Dolkart, Esq. (contained in Exhibit 5.1)
23.7	Consent of DeJoya Griffith & Company

ITEM 17 – UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 25th day of February 2011.

Signature	Title	Date

/s/ ALEXANDER LONG	Chief Executive Officer, President and Director	February 25, 2011
Alexander Long	(Principal Executive Officer)

/s/ STUART CRAIG	Director	February 25, 2011
Stuart Craig

/s/ GARRY PAYIE	Director	February 25, 2011
Garry Payie

/s/ IAN HUNTER	Chief Financial Officer	February 25, 2011
Ian Hunter	(Principal Accounting Officer)